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                                                                   Exhibit 10.31


                                MERISANT COMPANY


                                 As Sublandlord




                                       and




                      THE DIGITAL HOME/DIGITAL OFFICE, LLC


                                  As Subtenant




         ---------------------------------------------------------------



                                    SUBLEASE



         ---------------------------------------------------------------


                          Effective as of July 1, 2005


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
                                TABLE OF CONTENTS

1.       Term.................................................................1
2.       Rent.................................................................1
3.       Use of the Sublease Premises.........................................2
4.       Incorporation of Overlease Terms.....................................2
5.       Sublease Subject to Overlease........................................3
6.       Compliance with Laws.................................................5
7.       Alterations..........................................................5
8.       Signage..............................................................5
9.       Non-Liability and Indemnification....................................5
10.      Access...............................................................6
11.      Damage or Destruction................................................6
12.      Condemnation.........................................................7
13.      At End of Term.......................................................7
14.      Rules and Regulations................................................8
15.      Estoppel Certificates................................................9
16.      No Personal Liability................................................9
17.      No Recording.........................................................9
18.      Assignment or Subletting.............................................9
19.      Brokerage............................................................9
20.      Assignment of the Overlease.........................................10
21.      Notices and Cure Periods; Conditions of Limitation and Remedies.....10
22.      Condition of the Sublease Premises..................................11
23.      Miscellaneous.......................................................11
24.      Valid Authority.....................................................11
25.      Sublease Provisions Control.........................................12

EXHIBIT A - Overlease


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                                    SUBLEASE

                  AGREEMENT OF SUBLEASE ("SUBLEASE") dated as of the ____ day of August, 2005, by and between Merisant Company, a Delaware corporation having an office at 10 South Riverside Plaza, Suite 850, Chicago, Illinois 60606 ("SUBLANDLORD"), and The Digital Home/Digital Office, LLC, a Missouri limited liability company having an office at One North Brentwood Boulevard, Suite 510, Clayton, Missouri 63105 ("SUBTENANT").

                              W I T N E S S E T H:

                  WHEREAS, by lease dated as of December 22, 2000, between Riggs & Company, a division of Riggs Bank N.A., as Trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 ("OVERLANDLORD"), as landlord, and Sublandlord, as tenant a true and correct copy of which is annexed hereto as EXHIBIT A (the "OVERLEASE"), Sublandlord leased from Overlandlord certain premises in the building (the "BUILDING") located at One North Brentwood Boulevard, Clayton, Missouri 63105 (and more fully described in the Overlease) for a term to expire on March 31, 2006 (subject to earlier termination in accordance with the terms thereof);

                   WHEREAS, Subtenant desires to sublet from Sublandlord all of Sublandlord's leased premises on the fifth floor of the Building, as more particularly shown on the floor plan annexed to the Overlease (the "SUBLEASE PREMISES"), upon the terms and subject to the provisions and conditions hereinafter set forth; and

                  WHEREAS, Subtenant is controlled by Mr. Arnold W. Donald, the Chairman and a director of Sublandlord and constitutes an "Affiliated Entity" under the Overlease.

                  NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, conditions and agreements hereinafter contained, do hereby agree as follows:

                  1. TERM. Sublandlord hereby sublets the Sublease Premises to Subtenant, and Subtenant hereby hires the Sublease Premises from Sublandlord, for a term (the "TERM") which shall commence on July 1, 2005 (the "COMMENCEMENT DATE"), and which shall end on March 31, 2006 (the "EXPIRATION DATE"), unless sooner terminated in accordance with the provisions of this Sublease. Subtentant shall be permitted to terminate this Sublease with or without cause upon sixty
(60) days prior written notice delivered on or after November 1, 2005; provided that Subtenant shall continue to perform its obligations under this Agreement.

                  2.       RENT.

                           A. Subtenant covenants and agrees that, during and
throughout the entire Term, Subtenant shall pay to Sublandlord Rent ("RENT") in the amount of $8,765.00 per month, which amount Subtenant covenants and agrees to pay to Sublandlord, in lawful money of the United States, in equal monthly installments in advance, on the fifth (5th) business day prior to the first day of each calendar month during the Term, at the office of Sublandlord or such other place as Sublandlord may designate, without any deduction, offset, abatement, defense

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and/or counterclaim whatsoever, except that Subtenant shall pay the first full monthly installment of Rent simultaneously with the execution and delivery of this Sublease; provided that the Subtenant shall pay the Rent for the month of July 2005 promptly upon execution of this Sublease. The monthly installment of Rent payable on account of any partial calendar month during the Term, if any, shall be prorated, and if Subtenant's obligation to pay Rent shall commence on a date which shall be other than the first day of a calendar month, the same shall be prorated and paid together with the first full monthly installment of Rent.

                           B. Subject to Subparagraph 2C below, all payments of
Rent shall be made by good and sufficient check (subject to collection) currently dated, drawn on a bank which is a member of the New York Clearing House or any successor thereto, issued directly from Subtenant, without endorsements, to the order of Merisant Company.

                           C. Notwithstanding anything to the contrary contained
in Subparagraph 2B above, provided that Sublandlord shall give Subtenant not less than thirty (30) days notice thereof (which notice shall identify a domestic bank and contain appropriate wire instructions), Subtenant shall pay all future monthly installments of Rent at the office of such domestic bank, by wire transfer of immediately available federal funds, to the account of Sublandlord. On not less than thirty (30) days notice, Sublandlord may thereafter revise or revoke such direction to pay Rent by wire transfer. If Sublandlord shall direct Subtenant to pay, or if Subtenant shall have otherwise elected to pay, Rent by wire transfer, then Subtenant shall not be in default of Subtenant's obligation to pay Rent, nor shall any interest be imposed, if and for so long as Subtenant shall timely comply with Sublandlord's wire instructions in connection with such payments. Accordingly, if Subtenant shall have timely complied with Sublandlord's instructions pertaining to a wire transfer, but the funds shall thereafter have been misdirected or not accounted for properly by the recipient bank designated by Sublandlord, then the same shall not relieve Subtenant's obligation to make the payment so wired, but shall toll the due date for such payment until the wired funds shall have been located. However, for all other purposes under this Sublease: (i) Sublandlord shall not be deemed to have accepted such payment until thirty (30) days after the date on which such funds shall have actually been deposited in Sublandlord's account at said bank, and (ii) Sublandlord shall be deemed to have accepted such payment if (and only if) within said thirty (30) day period, Sublandlord shall not have refunded (or attempted to refund) such payment to Subtenant. Nothing contained in the immediately preceding sentence shall be construed to place Subtenant in default of Subtenant's obligation to pay rent if and for so long as Subtenant shall timely pay the rent required pursuant to this Lease in the manner designated by Sublandlord.

                  3. USE OF THE SUBLEASE PREMISES. Subtenant shall use and occupy the Sublease Premises for general and executive offices in accordance with the terms and conditions of the Overlease (the "PERMITTED USE"), and for no other purpose, and further covenants not to do any act which will result in a violation of the Overlease.

                  4.       INCORPORATION OF OVERLEASE TERMS.

                           A. All capitalized and other terms not otherwise
defined herein shall have the meanings ascribed to them in the Overlease, unless the context clearly requires otherwise.

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                           B. Except as herein otherwise expressly provided, all
of the terms, provisions, covenants and conditions contained in the Overlease are hereby made a part hereof. The rights and obligations contained in the Overlease are, during the term of this subletting, hereby imposed upon the respective parties hereto, with Sublandlord being substituted for "Landlord", and Subtenant being substituted for "Tenant", with respect to the Overlease; provided, however, that Sublandlord shall not be liable to Subtenant for any failure in performance resulting from the failure in performance by Overlandlord under the Overlease of the corresponding covenant of the Overlease, and Sublandlord's obligations hereunder are accordingly conditional where such obligations require such parallel performance by Overlandlord. It is expressly agreed that Sublandlord shall not be obligated to perform any obligation that is the obligation of Overlandlord under the Overlease. Sublandlord shall have no liability to Subtenant by reason of the default of Overlandlord under the Overlease. Subtenant recognizes that Sublandlord is not in a position and shall not be required to render any of the services or utilities, to make repairs, replacements, restorations, alterations or improvements or to perform any of the obligations required of Overlandlord by the terms of the Overlease. Sublandlord agrees, however, to use reasonable efforts to enforce Sublandlord's rights against Overlandlord under the Overlease for the benefit of Subtenant upon Subtenant's written request therefore (and to forward to Overlandlord any notices or requests for consent as Subtenant may reasonably request). Subtenant shall promptly reimburse Sublandlord for any and all costs which Sublandlord shall incur in expending such efforts, and Subtenant does hereby indemnify and agree to hold Sublandlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred by Sublandlord in expending such efforts. Nothing contained in this Subparagraph 4B shall require Sublandlord to institute any suit or action to enforce any such rights.
Subtenant acknowledges that the failure of Overlandlord to provide any services or comply with any obligations under the Overlease shall not entitle Subtenant to any abatement or reduction in Rent payable hereunder.

                           C. Wherever the Overlease refers to the "PREMISES",
such reference for the purposes hereof shall be deemed to refer to the Sublease Premises.

                           D. Wherever the Overlease refers to the "LEASE", such
references for the purposes hereof shall be deemed to refer to this Sublease.

                           E. Wherever the Overlease refers to "RENT", such
references for the purposes hereof shall be deemed to refer to Rent.

                           F. Wherever the Overlease refers to a notice, demand,
approved, consent, request or any other communication between the parties thereto, such references for the purposes hereof shall be deemed to refer to a notice described in Subparagraph 22A of this Sublease.

                  5.       SUBLEASE SUBJECT TO OVERLEASE.

                           A. This Sublease is expressly made subject and
subordinate to all of the terms and conditions of the Overlease and to all items and matters which the Overlease are subject and subordinate (including without limitation any mortgages and/or ground leases

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affecting the property on which the Sublease Premises is located), except as specifically provided to the contrary in this Sublease, to the extent applicable to the Sublease Premises. Subtenant hereby assumes and covenants that, throughout the Term, Subtenant shall observe and perform, all of the provisions of the Overlease, to the extent applicable to the Sublease Premises, which are to be observed and performed by the tenant or subtenant (as the case may be) thereunder. Subtenant covenants that Subtenant shall not do any act, matter or thing which will be, result in, or constitute a violation or breach of or a default under the Overlease; it being expressly agreed to by Subtenant that any such violation, breach or default shall constitute a material breach by Subtenant of a substantial obligation under this Sublease. Subtenant hereby agrees that Subtenant shall indemnify and hold Sublandlord harmless from and against all claims, liabilities, penalties and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising from or in connection with any default by Subtenant in Subtenant's performance of those terms, covenants and conditions of the Overlease which are or shall be applicable to Subtenant, as above provided, and all amounts payable by Subtenant to Sublandlord on account of such indemnity shall be deemed to be Rent hereunder and shall be payable upon demand. In any case where the consent or approval of Overlandlord shall be required pursuant to the Overlease, Sublandlord's consent shall also be required hereunder.

                           B. Subtenant covenants and agrees that if, by reason
of a default on the part of Sublandlord under the Overlease, Sublandlord's estate in the Sublease Premises is terminated, then Subtenant will, at the option of Overlandlord, which shall be exercised in the sole and absolute discretion of Overlandlord, attorn to Overlandlord, on the terms and conditions set forth in this Sublease, and will recognize Overlandlord as Subtenant's sublandlord under this Sublease, provided that Overlandlord accepts such attornment, having no obligation to do so, in which event Overlandlord shall assume all prospective obligations of Sublandlord under this Sublease, provided that under no circumstances shall Overlandlord be liable for any brokerage commission due in connection with this Sublease or any renewal or extension thereof, and Overlandlord shall not be (i) liable in any way to Subtenant for any act or omission, neglect or default on the part of Sublandlord under this Sublease, (ii) responsible for any monies owing by, or on deposit with, Sublandlord for the credit of Subtenant, whether in the nature of security or otherwise, unless and to the extent such monies are delivered to Overlandlord,
(iii) subject to any offset, not expressly provided for in this Sublease, which theretofore accrued to Subtenant against Sublandlord, or (iv) bound by any previous modification of this Sublease or by any previous prepayment of rent for more than one month.

                           C. Subtenant agrees to be bound, for all purposes of
this Sublease, by any modifications or amendments to the Overlease. Sublandlord agrees not to amend or modify the Overlease in any way that would discriminate against Subtenant, or which would increase Subtenant's monetary obligations hereunder, shorten the term hereof or decrease Subtenant's rights with respect to the Permitted Use of the Sublease Premises, or which would otherwise materially adversely affect Subtenant's rights or obligations hereunder or permit the same to be cancelled or terminated, without Subtenant's prior written consent, provided, however, that Sublandlord shall have the right to terminate this Sublease, and this Sublease shall be deemed terminated, in the event that the Overlease is terminated in accordance with the provisions of the Overlease.

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                  6. COMPLIANCE WITH LAWS. Subtenant shall pay all costs,
expenses, fines, penalties and damages which may be imposed upon Sublandlord, Overlandlord, any mortgagee of the Land and/or the Building and/or any lessor or lessee under any ground or underlying lease by reason of or arising out of Subtenant's failure fully and promptly to comply with the provisions of Section
2.7 of the Overlease, as such provisions are applicable to the Sublease
Premises.

                  7. ALTERATIONS. Modifying (to the extent of any inconsistency between such provisions and this Paragraph 7) the provisions of
Section 4.4 of the Overlease, as such provisions are applicable to the Sublease
Premises:

                           A. Any and all Tenant Alterations proposed to be made
by Subtenant in the Sublease Premises shall be subject to: (i) Sublandlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that (x) such Tenant Alterations does not alter the structure of the Building, and (y) such Tenant Alteration does not affect or involve any portion of the Building or the Building systems outside of the Sublease Premises; and (ii) if and to the extent Overlandlord's consent would be required under the Overlease if Sublandlord, as tenant under the Overlease, were making such Tenant Alteration, Overlandlord's prior written consent.

                           B. In any instance where Overlandlord's consent to a
Tenant Alteration proposed to be made by Subtenant shall be required, and Overlandlord shall withhold such consent, then Sublandlord's consent to such Tenant Alteration shall be deemed withheld, and Sublandlord shall not be deemed unreasonable in withholding such consent.

                  8. SIGNAGE. The installation of any signs or other form of identification proposed to be installed by Subtenant in the elevator vestibule of the Sublease Premises shall be subject to: (i) Sublandlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; and (ii) Overlandlord's prior written consent to the extent such consent would be required if Sublandlord, as tenant under the Overlease, were proposing the installation of such signs or other form of identification. In any instance where Overlandlord shall withhold such consent, then Sublandlord's consent to the installation of any such signs or other form of identification shall be deemed withheld, and Sublandlord shall not be deemed unreasonable in withholding such consent.

                  9. NON-LIABILITY AND INDEMNIFICATION. Modifying (to the extent of any inconsistency between such provisions and this Paragraph 9) the provisions of Section 14.12.2 of the Overlease, as such provisions are applicable to the Sublease Premises:

                           A. Notwithstanding anything to the contrary contained
in Section 14.12 of the Overlease, Subtenant agrees to defend, indemnify and hold harmless Sublandlord and Overlandlord, and the respective agents, partners, shareholders, directors, officers and employees of Sublandlord and Overlandlord, from and against all damage, loss, liability, cost and expense (including, without limitation, engineers', architects' and attorneys' fees and disbursements) resulting from any of the risks referred to in Section 14.12 of the Overlease.

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                           B. Neither Sublandlord nor Sublandlord's agents shall
be liable for: (i) any damage to property of Subtenant or of others entrusted to employees of Sublandlord or to Sublandlord's agents, nor for the loss or damage to any property of Subtenant or of any of Subtenant's agents, employees or contractors by theft or otherwise; (ii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless such injury or damage is caused by the negligent act of Sublandlord and is not otherwise subject to the provisions of the Overlease;
(iii) any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; or (iv) any latent defect in the Sublease Premises or in the Building.

                           C. Subtenant agrees, irrespective of whether
Subtenant shall have been negligent in connection therewith, to indemnify, protect, defend and save harmless, Sublandlord and Sublandlord's partners, officers, directors, contractors, agents and employees (individually and collectively, the "INDEMNIFIED PARTY") from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expenses (including reasonable counsel and other professional fees and disbursements incurred in any action or proceeding, whether between Subtenant and the Indemnified Party, or between the Indemnified Party and any third party or otherwise), to which any such Indemnified Party may be subject or suffer arising from, or in connection with: (i) any liability or claim for any injury to, or death of, any person or persons, or damage to property (including any loss of use thereof), occurring in or about the Sublease Premises, or (ii) the use and occupancy of the Sublease Premises, or from any work, installation or thing whatsoever done or omitted (other than by Sublandlord or by Sublandlord's agents or employees) in or about the Sublease Premises during the Term and during the period of time, if any, prior to the Commencement Date that Subtenant may have been given access to the Sublease Premises, or (iii) any default by Subtenant in the performance of Subtenant's obligations under this Sublease, or (iv) any act, omission, carelessness, negligence or misconduct of Subtenant or of any of Subtenant's agents, employees or contractors.

                  10. ACCESS. Supplementing the provisions of Section 4.3 and
Section 4.8 of the Overlease, as such provisions are applicable to the Sublease Premises, Subtenant hereby (i) acknowledges the rights granted to Overlandlord and other parties pursuant to Section 4.3 and Section 4.8 of the Overlease, (ii) agrees that neither Sublandlord nor Overlandlord shall have any liability to Subtenant in connection with the exercise of such rights in accordance with said
Section 4.3 and Section 4.8, and (iii) agrees to cooperate with Overlandlord to the extent that Sublandlord, as tenant under the Overlease, is required to cooperate with Overlandlord pursuant to the provisions of said Section 4.3 and
Section 4.8.

                  11. DAMAGE OR DESTRUCTION. Modifying (to the extent of any inconsistency between such provisions and this Paragraph 11) and supplementing those provisions of Section 4.9 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises:

                           A. If, as a result of all or a portion of the
Sublease Premises being damaged or rendered untenantable by fire or other casualty, Sublandlord, as tenant under the

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Overlease, shall be entitled to a rent abatement with respect to such damaged portion of the Sublease Premises pursuant to Section 4.9 of the Overlease, the Rent under this Sublease shall also abate, it being understood and agreed that Subtenant shall not be entitled to any abatement under this Sublease if the abatement granted to Sublandlord under the Overlease is on account of any portion of the Premises that is not part of the Sublease Premises.

                           B. The provisions of this Paragraph 11 shall be
considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and any law now or hereafter in force that is inconsistent with the provisions of this Paragraph 12 shall have no application in such case.

                  12. CONDEMNATION. Modifying (to the extent of any inconsistency between such provisions and this Paragraph 12) and supplementing those provisions of Section 4.10 of the Overlease that have been incorporated into this Sublease, as such provisions are applicable to the Sublease Premises:

                           A. In the event that all of the Sublease Premises
shall be acquired or condemned by eminent domain, this Sublease shall terminate as of the earliest of: (i) the date of the vesting of title in the condemning authority; (ii) the date that Subtenant is dispossessed by the condemning authority; and (iii) the date that the Overlease shall be terminated pursuant to
Section 4.10 thereof, as if said date were the date of termination of the Overlease.

                           B. If only a portion of the Sublease Premises shall
be so acquired or condemned, then, unless this Sublease shall be terminated by virtue of the Overlease having been terminated pursuant to the terms of Section
4.10 thereof, this Sublease shall continue in full force and effect. In such case, if Sublandlord, as tenant under the Overlease, shall be entitled to a rent abatement with respect to such taken portion of the Sublease Premises pursuant to Section 4.10 of the Overlease, the Rent under this Sublease shall also abate, it being understood and agreed that Subtenant shall not be entitled to any abatement under this Sublease if the abatement granted to Sublandlord under the Overlease is on account of any portion of the Premises that is not part of the Sublease Premises.

                           C. In the event of any such acquisition or
condemnation of all or part of the Sublease Premises, (i) Subtenant shall not receive any portion of the award for any such acquisition or condemnation, and
(ii) Subtenant shall have no claim against Sublandlord or Overlandlord for the value of any unexpired portion of the term and agrees not to join in any claim made by Overlandlord or Sublandlord and to execute all further documents that may be required in order to facilitate the collection of the award by Overlandlord. Notwithstanding the foregoing, provided that, in the exercise of Sublandlord's reasonable business judgment, neither Overlandlord nor Sublandlord will be adversely affected, Subtenant shall have the right to make a separate claim for Subtenant's moving expenses, business dislocation expenses, furnishings, fixtures and other personal property.

                  13. AT END OF TERM. Modifying (to the extent of any inconsistency between such provisions and this Paragraph 13) the provisions of
Section 4.6 of the Overlease, as such provisions are applicable to the Sublease
Premises:

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                           A. Upon the Expiration Date or sooner termination of
this Sublease, Subtenant shall vacate and surrender the Sublease Premises in broom-clean condition and shall forthwith repair any damage to the Sublease Premises caused by any permitted or required removal from the Sublease Premises of any of Subtenant's furniture, moveable trade fixtures, improvements or any other property so removed from the Sublease Premises.

                           B. The parties recognize and agree that the damage to
Sublandlord resulting from any failure by Subtenant to timely surrender possession of the Sublease Premises as aforesaid will be substantial and will exceed the amount of the monthly installments of the Rent payable hereunder. Subtenant therefore agrees that if possession of the Sublease Premises is not surrendered to Sublandlord on the Expiration Date or sooner termination of this Sublease, in addition to any other right or remedy Sublandlord may have hereunder or at law or in equity, Subtenant shall pay to Sublandlord for each month and for each portion of any month during which Subtenant holds over in the Sublease Premises after the Expiration Date or sooner termination of this Sublease, a sum equal to two times the aggregate of the portion of the Rent which were payable under this Sublease with respect to the last month of the Term. In addition to making all required payments under this Subparagraph 14B, Subtenant shall, in the event of Subtenant's failure to surrender the Sublease Premises in accordance with Section 4.6 of the Overlease, as modified by this Paragraph 14 and in the manner aforesaid, also indemnify and hold Sublandlord harmless from and against any and all cost, expense, damage, claim, loss or liability resulting from any delay or failure by Subtenant in so surrendering the Sublease Premises, including any consequential damages suffered by Sublandlord and any claims made by any succeeding occupant founded on such delay or failure, and any and all reasonable attorneys' fees, disbursements and court costs incurred by Sublandlord in connection with any of the foregoing. Nothing herein contained shall be deemed to permit Subtenant to retain possession of the Sublease Premises after the Expiration Date or sooner termination of this Sublease, and no acceptance by Sublandlord of payments from Subtenant after the Expiration Date or sooner termination of this Sublease shall be deemed to be other than on account of the amount to be paid by Subtenant in accordance with the provisions of this Paragraph 14, which provisions shall survive the Expiration Date or sooner termination of this Sublease.

                           C. If the Subtenant remains in possession of the
Sublease Premises on March 1, 2006 and has paid all Rent that is then due and payable to Sublandlord under this Sublease, Sublandlord shall transfer and convey to Subtenant all right, title and interest in any furniture and office equipment on such Sublease Premises that is owned by Sublandlord, and Sublandlord shall execute and deliver such bills of sale or other instruments or documents reasonably necessary to evidence such conveyance of title to such furniture and office equipment. Subtenant shall indemnify and hold Sublandlord against any transfer, sale or other taxes that may arise from such sale of furniture and office equipment. Subtenant shall deliver to Sublandlord all books and records belonging or related to Sublandlord or its affiliates, including, but not limited to, any information stored in an electronic format then residing on any office equipment.

                  14. RULES AND REGULATIONS. Subtenant shall, and Subtenant shall cause all of Subtenant's agents, employees, licensees and invitees to, fully and promptly comply with all requirements of the currently existing rules and regulations of the Building and related facilities, which are a part of the Overlease. Subtenant acknowledges that Overlandlord shall at all times

                                       8
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have the right to change such rules and regulations and/or Building services or to promulgate other rules and regulations and/or Building services in such manner as may be reasonable for safety, care or cleanliness of the Building and related facilities or premises, and for preservation of good order therein, all of which rules and regulations and/or Building services, changes and amendments will be forwarded to Subtenant in writing and shall be carried out and observed by Subtenant. Subtenant shall further be responsible for the compliance with such rules and regulations and/or Building services by the employees, servants, agents, visitors, licensees and invitees of Subtenant. In the event of any conflict between the provisions of this Sublease and the provisions of such rules and regulations, then the provisions of such rules and regulations shall control.

                  15. ESTOPPEL CERTIFICATES. At any time and from time to time before or during the term, Subtenant shall, within ten (10) days after request by Sublandlord, execute, acknowledge and deliver to Sublandlord a statement in writing addressed to Sublandlord and/or to such other party(ies) as Sublandlord may designate: (i) certifying that this Sublease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the Rent and other charges have been paid, (iii) stating whether or not, to the best knowledge of the signer of such certificate, there exists any default by either party in the performance of any covenant, agreement, term, provision or condition contained in this Sublease, and, if so, specifying each such default of which the signer may have knowledge, and (iv) setting forth such other information as Sublandlord may request concerning this Sublease, it being intended that any such statement delivered pursuant to this Paragraph 16 may be relied upon by Sublandlord or by an assignee of Sublandlord's interest.

                  16. NO PERSONAL LIABILITY. The liability of Sublandlord for any default by Sublandlord under the terms of this Sublease shall be limited to the interest of Sublandlord in the Sublease Premises, including Sublandlord's interest in any rental income, condemnation proceeds or insurance awards then being held by Sublandlord at the time of enforcement of any judgment against Sublandlord. In no event shall Subtenant (or any person or entity claiming by, through or under Subtenant) make any claim against the direct or indirect shareholders, officers, directors, individuals, partners, members or joint venturers of Sublandlord for any deficiency, nor shall any direct or indirect shareholders, officers, directors, individuals, partners, members or joint venturers of Sublandlord, Overlandlord or the lessor under any ground or underlying lease have or be subject to levy, attachment or other enforcement of a remedy sought by Subtenant or anyone claiming by, through or under Subtenant for any breach or claim hereunder.

                  17. NO RECORDING. Neither party shall have the right to record this Sublease, and the same shall not be recorded.

                  18. ASSIGNMENT OR SUBLETTING.

                           A. Subtenant shall not, by operation of law or
otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or sublet the Sublease Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Sublease Premises by any person, without first

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obtaining the consent of Overlandlord, subject to the requirements of the
Overlease, as well as the consent of Sublandlord, on the same terms and conditions governing Overlandlord's consent.

                           B. In any instance where Overlandlord's consent to a
proposed transaction described in Subparagraph 19A above shall be required, and Overlandlord shall withhold such consent, then Sublandlord's consent to such proposed transaction shall be deemed withheld, and Sublandlord shall not be deemed unreasonable in withholding such consent.

                  19. BROKERAGE. Subtenant represents and warrants to Sublandlord that no broker was instrumental in consummating this Sublease, and that no conversations or prior negotiations were had with any broker concerning the subletting of the Sublease Premises. Subtenant shall indemnify and hold Sublandlord harmless from and against any claims for brokerage commissions or similar fees claimed by any person or entity.

                  20. ASSIGNMENT OF THE OVERLEASE. The term "Sublandlord" as used in this Sublease means only the tenant under the Overlease, at the time in question, so that if Sublandlord's interest in the Overlease is assigned, the assignor Sublandlord shall be thereupon released and discharged from all covenants, conditions and agreements of Sublandlord hereunder accruing with respect to the Overlease from and after the date of such assignment, but such covenants, conditions and agreements shall be binding on the assignee until thereafter assigned.

                  21. NOTICES AND CURE PERIODS; CONDITIONS OF LIMITATION AND REMEDIES.

                           A. All notices hereunder to Sublandlord or Subtenant
shall be given in writing and delivered by hand, or by a reputable national overnight courier, to the addresses set forth below:


                           If to Sublandlord:

                           Merisant Company
                           10 S. Riverside Plaza, Suite 850
                           Chicago, Illinois 60606
                           Attention: General Counsel


                           If to Subtenant:

                           The Digital Office/Digital Home LLC
                           One North Brentwood Boulevard
                           Suite 510
                           Clayton, Missouri 63105
                           Attention: Mr. Arnold W. Donald

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                           B. By notice given in the aforesaid manner, either
party hereto may notify the other as to any change as to where and to whom such party's notices are thereafter to be addressed.

                           C. The effective date of any notice shall be the date
of receipt of such notice (or the date that such receipt is refused, if applicable).

                  22. CONDITION OF THE SUBLEASE PREMISES. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Sublease, which alone fully and completely expresses their agreements, and that the same are entered into after full investigation, neither party relying upon any statement or representation made by the other and not embodied in this Sublease. Subtenant agrees to accept possession of the Sublease Premises in "as is" and "where is" condition on the Commencement Date and Sublandlord is not required to perform work of any kind, nature or description to prepare the Sublease Premises for Subtenant's occupancy.

                  23. MISCELLANEOUS. This Sublease is made in the State of Missouri and shall be governed by and construed under the laws thereof. This Sublease supersedes any and all other or prior understandings, agreements, covenants, promises, representations or warranties of or between the parties (which are fully merged herein). The headings in this Sublease are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof. Whenever necessary or appropriate, the neuter gender as used herein shall be deemed to include the masculine and feminine; the masculine to include the feminine and neuter; the feminine to include the masculine and neuter; the singular to include the plural; and the plural to include the singular. This Sublease shall not be binding upon Sublandlord for any purpose whatsoever unless and until Sublandlord has delivered to Subtenant a fully executed duplicate original hereof.

                  24. VALID AUTHORITY. Subtenant hereby represents and warrants to Sublandlord that the execution, delivery and performance of this Sublease by
Subtenant: (i) does not conflict with any provisions of any instrument to which Subtenant is a party or by which Subtenant is bound, and (ii) constitutes a valid, legal and binding obligation of Subtenant.

                  25. SUBLEASE PROVISIONS CONTROL. If there is any conflict between the terms and conditions of this Sublease and the terms and conditions of any consent agreement required by Overlandlord, then, as between Sublandlord and Subtenant, the terms and conditions of this Sublease shall control.

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                  IN WITNESS WHEREOF, Sublandlord and Subtenant have duly
executed this Sublease as of the day and year first written above.


                                     SUBLANDLORD:

                                     MERISANT COMPANY


                                     By: /s/ Jonathan W. Cole
                                         -------------------------------------
                                         Name: Jonathan W. Cole
                                         Title: Vice President, General Counsel
                                                and Secretary

                                     SUBTENANT:

                                     THE DIGITAL OFFICE/DIGITAL HOME, LLC


                                     By: /s/ Arnold W. Donald
                                         -------------------------------------
                                         Arnold W. Donald
                                         Member Manager

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